As filed with the Securities and Exchange Commission on April 12, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YEXT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-8059772
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Yext, Inc.

1 Madison Ave, 5th Floor

New York NY 10010

(212) 994-3900

(Address of principal executive offices, including zip code)

2008 Equity Incentive Plan

2016 Equity Incentive Plan

2017 Employee Stock Purchase Plan

Stock Option Agreements with JJ Direct, LLC, SV Angel II-Q, L.P. and Michael Walrath

(Full title of the plan)

Howard Lerman

Chief Executive Officer

1 Madison Ave, 5th Floor

New York, NY 10010

(212) 994-3900

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael C. Labriola, Esq. Megan J. Baier, Esq. Mark G.C. Bass, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 1301 Avenue of the Americas New York, NY 10019 (212) 999-5800	Ho Shin, Esq. EVP & General Counsel Yext, Inc. 1 Madison Ave, 5th Floor New York, NY 10010 (212) 994-3900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to stock option awards outstanding under the 2008 Equity Incentive Plan	20,438,810	(2)	$3.93	(7)	$80,324,523	$9,310
Common Stock, $0.001 par value per share, reserved for issuance pursuant to restricted stock unit awards outstanding under the 2008 Equity Incentive Plan	270,000	(3)	$11.00	(8)	$2,970,000	$344
Common Stock, $0.001 par value per share, reserved for issuance pursuant to stock option awards outstanding under the 2016 Equity Incentive Plan	3,623,250	(4)	$7.50	(9)	$27,174,375	$3,150
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2016 Equity Incentive Plan	6,972,889	(5)	$11.00	(10)	$76,701,779	$8,890
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2017 Employee Stock Purchase Plan	1,500,000	(6)	$9.35	(11)	$14,025,000	$1,626
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Stock Option Agreement with JJ Direct, LLC	172,472		$2.27	(12)	$391,511	$45
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Stock Option Agreement with SV Angel II-Q, L.P.	25,000		$2.06	(13)	$51,500	$6
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Stock Option Agreement with Michael Walrath	303,380		$4.12	(14)	$1,249,926	$145
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Stock Option Agreement with Michael Walrath	303,380		$8.24	(15)	$2,499,851	$290
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Stock Option Agreement with Michael Walrath	303,379		$12.37	(16)	$3,752,798	$435
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Stock Option Agreement with Michael Walrath	303,379		$16.49	(17)	$5,002,720	$580
TOTAL:	34,215,939				$214,143,983	$24,820

(1)                            Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement covers any additional shares of Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)                            Represents 20,438,810 shares of the Registrant’s Common Stock reserved for issuance pursuant to stock option awards outstanding under the 2008 Equity Incentive Plan (the “2008 Plan”) as of the date of this Registration Statement. To the extent that any such awards expire or are forfeited subsequent to the date of this Registration Statement, the shares of the Registrant’s Common Stock reserved for issuance pursuant to such awards will become available for issuance under the 2016 Equity Incentive Plan (the “2016 Plan”). See footnote 5 below.

(3)                            Represents 270,000 shares of the Registrant’s Common Stock reserved for issuance pursuant to restricted stock unit awards outstanding under the 2008 Plan as of the date of this Registration Statement. To the extent that any such awards expire or are forfeited subsequent to the date of this Registration Statement, the shares of the Registrant’s Common Stock reserved for issuance pursuant to such awards will become available for issuance under the 2016 Plan. See footnote 5 below.

(4)                            Represents 3,623,250 shares of the Registrant’s Common Stock reserved for issuance pursuant to stock option awards outstanding under the 2016 Plan as of the date of this Registration Statement.

(5)                            Represents 6,972,889 shares of the Registrant’s Common Stock reserved for issuance pursuant to future awards under the 2016 Plan, inclusive of 596,139 shares that had been subject to awards under the 2008 Plan that expired or were forfeited since December 15, 2016, the effective date of the 2016 Plan. To the extent that any awards outstanding under the 2008 Plan expire or are forfeited subsequent to the date of this Registration Statement, the shares of the Registrant’s Common Stock reserved for issuance pursuant to such awards will become available for issuance under the 2016 Plan. See footnotes 2 and 3 above.

(6)                            Represents 1,500,000 shares of the Registrant’s Common Stock reserved for issuance under the 2017 Employee Stock Purchase Plan (the “2017 ESPP”).

(7)                            Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $3.93 per share, the weighted-average exercise price of stock option awards outstanding under the 2008 Plan as of the date of this Registration Statement.

(8)                            Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $11.00 per share, which is the initial public offering price per share of the Registrant’s Common Stock set forth on the cover page of the Registrant’s prospectus dated April 12, 2017 relating to its initial public offering.

(9)                            Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $7.50 per share, the weighted-average exercise price of stock option awards outstanding under the 2016 Plan as of the date of this Registration Statement.

(10)                        Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $11.00 per share, which is the initial public offering price per share of the Registrant’s Common Stock set forth on the cover page of the Registrant’s prospectus dated April 12, 2017 relating to its initial public offering.

(11)                        Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $11.00 per share, which is the initial public offering price per share of the Registrant’s Common Stock set forth on the cover page of the Registrant’s prospectus dated April 12, 2017 relating to its initial public offering. Pursuant to the 2017 ESPP, the purchase price of the shares of the Registrant’s Common Stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of the Registrant’s Common Stock on the Enrollment Date or the Exercise Date (as such terms are defined in the 2017 ESPP).

(12)                        Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $2.27 per share, the exercise price of the stock option.

(13)                        Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $2.06 per share, the exercise price of the stock option.

(14)                        Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $4.12 per share, the exercise price of the stock option.

(15)                        Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $8.24 per share, the exercise price of the stock option.

(16)                        Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $12.37 per share, the exercise price of the stock option.

(17)                        Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $16.49 per share, the exercise price of the stock option.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Yext, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1) The Registrant’s Prospectus dated April 12, 2017, filed with the Commission pursuant to Rule 424(b) under the Securities Act, as a part of the Registration Statement on Form S-1, as amended (File No. 333-216642), and which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(2) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38056) filed with the Commission on April 7, 2017, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(3) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act (other than information contained in Current Reports on Form 8-K that is deemed furnished and not filed), since the end of the fiscal year covered by the Prospectus referred to in (1) above.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the Delaware General Corporation Law further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Article VIII of the Registrant’s amended and restated certificate of incorporation authorizes it to provide for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

Article VIII of the Registrant’s bylaws provides for the indemnification of officers, directors and third parties acting on its behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the Registrant’s best interest and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

The Registrant has entered into indemnification agreements with its directors, executive officers and others, in addition to indemnification provided for in its certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect.
4.2(2)	Form of Amended and Restated Certificate of Incorporation, to be in effect upon the consummation of this offering.
4.3(3)	Bylaws, as currently in effect.
4.4(4)	Form of Amended and Restated Bylaws, to be in effect upon the consummation of this offering.
4.5(5)	Form of Common Stock Certificate.
4.6(6)	Yext, Inc. 2017 Employee Stock Purchase Plan
4.7(7)	Yext, Inc. 2008 Equity Incentive Plan, as amended, and forms of agreements thereunder.
4.8(8)	Yext, Inc. 2016 Equity Incentive Plan, and forms of agreements thereunder.
4.9	Stock Option Agreement with JJ Direct, LLC
4.10	Stock Option Agreement with SV Angel II-Q, L.P.
4.11	Form of Stock Option Agreement with Michael Walrath
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 17, 2017.

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 17, 2017.

(3) Incorporated by reference to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 17, 2017.

(4) Incorporated by reference to Exhibit 3.4 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 17, 2017.

(5) Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 28, 2017.

(6) Incorporated by reference to Exhibit 10.6 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 17, 2017.

(7) Incorporated by reference to Exhibits 10.7, 10.8 and 10.9 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-216642), filed with the Commission on March 13, 2017.

(8) Incorporated by reference to Exhibit 10.2 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-216642), filed with the Commission on March 13, 2017, and Exhibits 10.3, 10.4 and 10.5 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 17, 2017.

Item 9. Undertakings.

A.                                    The undersigned Registrant hereby undertakes that:

(1)                                 It will file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                     For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                     It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of April, 2017.

YEXT, INC.

By:	/s/ Howard Lerman
Howard Lerman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard Lerman, Steve Cakebread and Ho Shin, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Yext, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Howard Lerman	Chief Executive Officer	April 12, 2017
Howard Lerman	(Principal Executive Officer) and Director

/s/ Brian Distelburger	President and Director	April 12, 2017
Brian Distelburger

/s/ Steven Cakebread	Chief Financial Officer	April 12, 2017
Steven Cakebread	(Principal Financial and Accounting Officer)

/s/ Michael Walrath	Chairman of the Board of Directors	April 12, 2017
Michael Walrath

/s/ Phillip Fernandez	Director	April 12, 2017
Phillip Fernandez

/s/ Jesse Lipson	Director	April 12, 2017
Jesse Lipson

/s/ Julie Richardson	Director	April 12, 2017
Julie Richardson

/s/ Andrew Sheehan	Director	April 12, 2017
Andrew Sheehan

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect.
4.2(2)	Form of Amended and Restated Certificate of Incorporation, to be in effect upon the consummation of this offering.
4.3(3)	Bylaws, as currently in effect.
4.4(4)	Form of Amended and Restated Bylaws, to be in effect upon the consummation of this offering.
4.5(5)	Form of Common Stock Certificate.
4.6(6)	Yext, Inc. 2017 Employee Stock Purchase Plan
4.7(7)	Yext, Inc. 2008 Equity Incentive Plan, as amended, and forms of agreements thereunder.
4.8(8)	Yext, Inc. 2016 Equity Incentive Plan, and forms of agreements thereunder.
4.9	Stock Option Agreement with JJ Direct, LLC
4.10	Stock Option Agreement with SV Angel II-Q, L.P.
4.11	Form of Stock Option Agreement with Michael Walrath
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 17, 2017.

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 17, 2017.

(3) Incorporated by reference to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 17, 2017.

(4) Incorporated by reference to Exhibit 3.4 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 17, 2017.

(5) Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 28, 2017.

(6) Incorporated by reference to Exhibit 10.6 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 17, 2017.

(7) Incorporated by reference to Exhibits 10.7, 10.8 and 10.9 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-216642), filed with the Commission on March 13, 2017.

(8) Incorporated by reference to Exhibit 10.2 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-216642), filed with the Commission on March 13, 2017, and Exhibits 10.3, 10.4 and 10.5 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-216642), filed with the Commission on March 17, 2017.